UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported)-
                      January 15, 1998 (December 30, 1997)


                                    PSC Inc.
             ------------------------------------------------------
             (Exact name of Registrant as Specified in its Charter)


                                    New York
                 ---------------------------------------------
                 (State or other jurisdiction of Incorporation)


                  0-9919                                  16-0969362
          -----------------------              ---------------------------------
         (Commission File Number)              (IRS Employer Identification No.)

                    675 Basket Road, Webster, New York 14580
                    ----------------------------------------
                    (Address of Principal Executive Offices)


                                 (716) 265-1600
               --------------------------------------------------
              (Registrant's Telephone Number, including Area Code)

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Item 5.           Other Events

         As of December 30,1997, the Board of Directors of PSC Inc. (the "Company") declared a dividend of one preferred share purchase right (a "Right") for each outstanding share of common stock, par value $.01 per share (the "Common Shares"), of the Company to shareholders of record at the close of business on December 30, 1997 (the "Record Date") and for each Common Share issued (including shares distributed from Treasury by the Company thereafter and prior to the Distribution Date (as defined below)). Each Right entitles the registered holder, subject to the terms of the Rights Agreement (as defined below), to purchase from the Company one one-thousandth of a share (a "Unit") of Series B Preferred Stock, par value $.01 per share (the "Preferred Stock") at a purchase price of $45.00 per Unit (the "Purchase Price"), subject to adjustment. The Purchase Price is payable in cash or by certified or bank check payable to the order of the Company or by wire transfer to the account of the Company (provided a notice of such wire transfer is given by the holder of the related Right to the Rights Agent). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agent").

     Until the Distribution Date (or earlier redemption or expiration of the Rights), which is defined below, the Rights will be evidenced with respect to any of the Common Share certificates outstanding prior to the Distribution Date by such Common Share certificates and no separate Right Certificates will be distributed. The Rights Agreement provides that until the Distribution Date (or earlier redemption or expiration of the Rights), (i) the Rights will be transferred with and only with the Common Shares, (ii) new Common Share certificates issued after the Record Date, upon transfer, replacement or new issuance of Common Shares will be deemed to be issued with Rights and will contain a notation incorporating the Rights Agreement by reference, and (iii) the surrender for transfer of any certificates for Common Shares, outstanding as of the Record Date, even without such notation or a copy of this Summary of Rights being attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate.

         As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date. From and after the Distribution Date, such separate Right Certificates alone will evidence the Rights.

         As defined in the Rights Agreement, the "Distribution Date" means the earlier to occur of (i) 10 business days following the date of a public announcement (the date of such announcement being the "Shares Acquisition Date") that a person, together with persons affiliated or associated with it (other than the Company, any subsidiary of the Company, any employee benefit plan of the Company or such subsidiary) (an "Acquiring Person"), has acquired beneficial ownership of 20% or more of the then outstanding Common Shares of the Company or

(ii) 10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the earlier of the commencement of, or the first public announcement of the intent to commence, a tender offer or exchange offer by a person other than the Company if, upon consummation of the offer, such person, together with persons affiliated or associated with it, would be the beneficial owner of 20% or more of the outstanding Common Shares.

         The Rights are not exercisable until the Distribution Date. The Rights will expire at the close of business on December 30, 2007 (the "Final Expiration Date"), unless earlier redeemed or exchanged by the Company as described below.

         The Purchase Price payable, and the number of Units of Preferred Stock issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Stock, (ii) upon the grant to holders of the Preferred Stock of certain rights or warrants to subscribe for or purchase Preferred Stock at a price, or securities convertible into Preferred Stock with a conversion price, less than the then current market price of the Preferred Stock or (iii) upon the distribution to holders of the Preferred Stock of evidences of indebtedness, cash or assets (excluding regular quarterly cash dividends or dividends payable in Preferred Stock) or of subscription rights or warrants (other than those referred to above). With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in the Purchase Price. The Company is not required to issue fractional Units. In lieu thereof an adjustment in cash may be made based on the market value of a Unit of Preferred Stock on the last trading day prior to the date of exercise.

         The number of outstanding Rights are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares, payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date.

         In the event that a person, together with persons affiliated or associated with it, becomes an Acquiring Person, each holder of a Right, except as provided below, will thereafter have the right to receive, upon exercise thereof, Units of Preferred Stock having a value equal to two times the exercise price of the Right. The exercise price is the Purchase Price multiplied by the number of Units of Preferred Stock issuable upon exercise of a Right prior to the event set forth in the preceding sentence. Notwithstanding the foregoing, following the occurrence of the event set forth in the first sentence in this paragraph, all Rights that are, or (under certain circumstances set forth in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties and transferees) will be null and void.

         In the event that (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation, or (ii) fifty percent (50%) or more of the Company's assets or earning power is sold or transferred, each holder of a Right (other than Rights that theretofore become null and void as described in the second preceding paragraph) shall thereafter have the right to receive, upon exercise thereof, common stock of the acquiring company having a value equal to two times the exercise price of the Right.

         At any time until the close of business on the tenth business day following the Shares Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (the "Redemption Price"), payable at the election of the Board of Directors, in cash or Company Common Shares. The redemption of the Rights may be made effective at such time on such basis, with such conditions as the Board of Directors in its sole discretion may establish. Immediately upon the action of the Board of Directors of the Company ordering redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         At any time after a person or group of affiliated or associated persons becomes an Acquiring Person, the Board of Directors of the Company, at its option, may exchange each Right (other than Rights owned by such person or group which have become void), in whole or in part, for Common Shares or Units of Preferred Stock at an exchange ratio of on Common Share or one Unit of Preferred Stock per Right (subject to adjustment).

         Any of the provisions of the Rights Agreement may be amended without the approval of the holders of Company Common Shares at any time prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended in order to cure any ambiguity, defect or inconsistency, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to shareholders or to the Company, shareholders may, depending on the circumstances, recognize taxable income in the event that the Rights become exercisable for Units of Preferred Stock.

         The Units of Preferred Stock that may be acquired upon exercise of the Rights will be nonredeemable and will be subordinate to any other shares of preferred stock that have been or may be issued by the Company. Each Unit of Preferred Stock will receive ratably any dividend declared on the Company Common Shares. In the event of liquidation, the holder of each Unit of Preferred Stock will receive a preferred liquidation payment equal to the greater of $1.00 per Unit or the per share amount paid in respect of a share of the Company Common Shares. Each Unit of Preferred Stock will have one vote, voting together with the Company Common Shares. In the event of any merger, consolidation or other transaction in which Company Common Shares are exchanged, each Unit of Preferred Stock will be entitled to receive the per share amount paid in respect of each share of Company Common Shares. The rights of holders of the Preferred Stock to dividends, liquidation and voting, and in the event of mergers and consolidations, are protected by customary antidilution provisions.

         Because of the nature of the Preferred Stock dividend, liquidation and voting rights, the economic value of one Unit of Preferred Stock that may be acquired upon the exercise of each Right is expected to approximate the economic value of one share of Company Common Shares.

         The Rights will not prevent a takeover of the Company. However, the Rights may have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. In general, the Rights should not interfere with any merger or other business combination approved by the Board of Directors since the Rights may be redeemed by the Company at the Redemption Price prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Common Shares.

         Attached hereto as Exhibit 4.1 and incorporated herein by reference are a copy of the Rights Agreement, dated as of December 30, 1997, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Argent, specifying the terms of the Rights, and the exhibits thereto, as follows:
Exhibit A - Form of Right Certificate; Exhibit B - Summary of Rights to Purchase Preferred Stock; and Exhibit C - Form of Certificate of Amendment designating the relative rights preferences and limitations of the Series B Preferred Shares. The foregoing description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement and the exhibits thereto.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         (c)      Exhibits

                    4.1 Form of Rights Agreement, dated as of December 30, 1997 between PSC Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes as Exhibit A - Form of Right Certificate; Exhibit B - Summary of Rights to Purchase Preferred Stock; and Exhibit C - Form of Certificate of Amendment designating the relative rights, preferences and limitations of the Series B Preferred Shares.

                    99.1                   Press Release dated December 30, 1997

                    99.2 Form of Letter to Shareholders to be mailed with copies of Summary of Rights to Purchase Preferred Stock.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     PSC Inc.
                                                     (Registrant)

Date:  January 12 , 1997                    By: /s/ William J. Woodard
                                            --------------------------
                                            William J. Woodard, Vice President,
                                            Chief Financial Officer & Treasurer

                                  EXHIBIT INDEX

Exhibit                                                         Sequentially
Number   Exhibit                                                Numbered Page

4.1       Form of Rights Agreement, dated as of
          December 30, 1997 between PSC Inc. and
          ChaseMellon Shareholder Services, L.L.C.,
          as Rights Agent, which includes as Exhibit
          A - Form of Right Certificate; Exhibit B -
          Summary of Rights to Purchase Preferred
          Stock; and Exhibit C - Form of Certificate
          of Amendment designating the relative
          rights, preferences and limitations of the
          Series B Preferred Shares.                               9

99.1      Press Release dated December 30, 1997                   59

99.2      Form of Letter to Shareholders to be mailed
          with copies of Summary of Rights to
          Purchase Preferred Stock.                               60